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                                                                    EXHIBIT 23.1


Independent Auditors' Consent

The Board of Directors
Tom Brown, Inc.:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to a change in the method of accounting for goodwill and other intangible assets in 2002, and the method of accounting for derivative instruments and hedging activities in 2001.

                                /s/ KPMG LLP


Denver, Colorado
June 17, 2003